                                                                   EXHIBIT 10.33

                           NON-COMPETITION AGREEMENT
                           -------------------------

     This Non-Competition Agreement is made as of the 14th day of June, 1996 by Nate Spunt, an individual residing at 551 Eveningsong Lane, Anaheim, California 92808 ("Mr. Spunt") for the benefit of Suburban Ostomy Supply Co., Inc. ("Suburban") and Patient-Care Medical Sales (the "Company").

                                   RECITALS
                                   --------

     Pursuant to a certain Purchase Agreement, dated as of June   , 1996, (the
"Purchase Agreement") Suburban is acquiring all of the outstanding capital stock of the Company. Mr. Spunt is the President of the Company and the owner of all of the outstanding capital stock of the Company. Mr. Spunt is executing this Non-Competition Agreement as an inducement to Suburban to enter into and perform under the Purchase Agreement.

                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, in consideration of (i) the execution by Suburban of the Purchase Agreement and its performance thereunder, (ii) the acquisition by Suburban of all of the shares of capital stock of the Company in accordance with the terms of the Purchase Agreement and (iii) the payment by the Company of those sums set forth in Section 3 below, Mr. Spunt hereby agrees as follows:

     1.   Non-Competition.  Mr. Spunt  hereby agrees to abide by the following
          ---------------
non-competition covenants:

          (a) For a period of three (3) years after the date hereof, Mr. Spunt shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization, (i) engage in any business activity which is in competition with the products or services which are being developed, manufactured, marketed, provided or sold by the Company as of the date hereof, (ii) request or cause any customer of the Company to cancel or terminate any business relationship with the Company, or (iii) solicit or otherwise cause any employee of the Company to terminate such employee's relationship with the Company.

          (b) The geographic scope of the restrictive covenants set forth in this Section 1 shall be the following states: Alaska, Arizona, California, Colorado, Florida, Georgia, Hawaii, Idaho, Louisiana, Massachusetts, Minnesota, Missouri, North Carolina, New Mexico, Nevada, New York, Oklahoma, Ohio, Oregon, Pennsylvania, Texas, Virginia, Washington and Wyoming.

     2.   Non-Disclosure.
          --------------

          (a) Mr. Spunt will not at any time, whether during or after the termination of cessation of his employment or engagement by the Company, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company or Suburban so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an employee or consultant of the Company or except as may be in the public domain through no fault of Mr. Spunt, and Mr. Spunt shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company or Suburban.

          (b) Notwithstanding the foregoing, Mr. Spunt shall be entitled to disclose trade secrets and confidential information of the Company to the extent compelled to do so in response to judicial process or summons, or as otherwise required by law. In such event, Mr. Spunt shall give the Company prompt notice of the receipt of any judicial process or summons, and will cooperate with the Company to obtain a protective order with respect to the trade secrets or confidential information of the Company. If such an order cannot be obtained, Mr. Spunt will disclose only such information as he is advised by written opinion of his counsel that must be disclosed.

     3.   Consideration.  This Agreement is being executed by Mr. Spunt as an
          -------------
inducement to Suburban to enter into and perform under the Purchase Agreement, and the parties agree that $100,000 of the Purchase Price (as defined in the Purchase Agreement) has been allocated to the covenants of Mr. Spunt contained in this Agreement.

     4.   Right to Injunction.  Mr. Spunt acknowledges and agrees that
          -------------------
irreparable and immediate damage will result to the Company if he fails to, refuses to or neglects to perform his agreements and obligations hereunder. In the event of such a failure, refusal or neglect by Mr. Spunt, Suburban and the Company shall be entitled to injunctive relief or any other legal or equitable remedies including the recovery, by appropriate action, of the amount of the actual damage caused the Company by any such failure, refusal or neglect by Mr. Spunt. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

     5.   No Guarantee of Employment or Engagement.  Nothing herein shall be
          ----------------------------------------
deemed to constitute an agreement on the part of Suburban or the Company to employ or engage Mr. Spunt for any stated term or to limit the Company's right to terminate the employment or engagement of Mr. Spunt at any time, with or without notice and with or without cause.

     6.   Miscellaneous.
          -------------

          (a)  Amendments.  Mr. Spunt acknowledges that the execution and
               ----------
delivery of this Agreement is a condition to the closing of the transaction set forth in the Purchase Agreement. No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless made in writing and signed by Mr. Spunt, the Company and Suburban.

          (b)  Successors in Interest.  All provisions of this Agreement shall
                ----------------------
survive the termination or cessation of Mr. Spunt's employment with the Company and shall be binding upon and inure to the benefit of and be enforceable by the Company, Suburban and their respective successors and assigns.

          (c)  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties with respect to the matters contained herein.

          (d)  Waiver.  The waiver by Suburban or the Company of a breach of
               ------
this Agreement by Mr. Spunt shall not operate or be construed as a waiver of any subsequent breach by Mr. Spunt.

          (e)  Severability.  If any provision of this Agreement shall
               ------------
contravene any law of any particular state where Mr. Spunt shall perform services for the Company, then this Agreement shall be first construed to be limited in scope and duration so as to be enforceable in that state, and if still unenforceable, shall then be construed as if such provision is not contained herein.

          (f)  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of California applicable to agreements made and to be performed entirely in such State.

                                  * * * * * *

     IN WITNESS WHEREOF, Mr. Spunt has caused this Non-Competition Agreement to be executed as of the date first above written.


                                        /s/ Nate Spunt
                                        --------------------------------
                                        Nate Spunt